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SIGNATURES

After reasonable inquiry and to the best knowledge and belief of the undersigned, the undersigned hereby certifies that the information set forth in this amendment is true, complete and correct.

Dated:

Gordon V. and Helen C. Smith
Foundation

/s/ GORDON V. SMITH
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By: Gordon V. Smith, President
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/s/ GORDON V. SMITH
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Gordon V. Smith
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